Exhibit 23.3
CONSENT OF WHARTON LEVIN EHRMANTRAUT & KLEIN, P.A.
     We hereby consent to (i) any references to our firm, or (ii) any references to advice rendered by our firm contained in Kaiser Aluminum Corporation’s Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about January 8, 2007.
/s/ WHARTON LEVIN EHRMANTRAUT & KLEIN, P.A.
January 8, 2007